Exhibit 99.1

FALCON MINERALS CORPORATION APPOINTS BRYAN C. GUNDERSON PRESIDENT AND CHIEF EXECUTIVE OFFICER AND APPOINTS MATTHEW B. OCKWOOD CHIEF FINANCIAL OFFICER

NEW YORK, NY – June 28, 2021 – Falcon Minerals Corporation (“Falcon,” or the “Company,” “we,” “our,”) (NASDAQ: FLMN, FLMNW), a leading oil and gas minerals company, announces the appointment of Bryan C. Gunderson as President and Chief Executive Officer and the departure of Daniel C. Herz, former President and Chief Executive Officer. Mr. Gunderson’s appointment and Mr. Herz’s departure are both effective immediately. Mr. Gunderson has also been appointed to the board of directors to fill the vacancy created by Mr. Herz’s resignation.

Falcon’s board of directors has also hired Matthew B. Ockwood to serve as Chief Financial Officer. Mr. Ockwood joins Falcon as an experienced oil and gas investor, most recently serving as a Managing Director and member of the investment committee for Chambers Energy Capital.

Board and Management Statement

Claire R. Harvey, Chairman of Falcon’s board of directors, commented, “We are grateful to Daniel for the leadership, vision, and loyalty he has provided Falcon since the formation of the Company and we wish him all the best in his future endeavors. Bryan has served as Falcon’s Chief Financial Officer for over two years and brings a wealth of experience to his new role. We are delighted that he has agreed to lead the Company, and we are confident that Bryan is the ideal person to execute on Falcon’s strategic path forward.” Ms. Harvey continued saying, “Matt, is a proven investor in the oil and gas industry and is a strong addition to the Falcon team.”

Mr. Herz, Falcon’s outgoing Chief Executive Officer, said, “Having successfully navigated through the last year and a half, and with Falcon positioned for continued growth and success, now is the right time for me to move on to pursue a new chapter. I am proud of the great Company and team we have built, and I look forward to rooting Bryan and the entire Falcon team on as they continue to move the business forward.”

Mr. Gunderson commented, “I am grateful to the Board for the opportunity to further serve Falcon and our shareholders. We have the assets, balance sheet, and team to succeed and we are poised to thrive with the improving market backdrop. I am looking forward to working with Matt in his new role and I want to thank Daniel personally for his mentorship and guidance during my tenure as Chief Financial Officer.”

About Falcon Minerals

Falcon Minerals Corporation (NASDAQ: FLMN, FLMNW) is a C-Corporation formed to own and acquire high growth oil-weighted mineral rights. Falcon Minerals owns mineral, royalty, and over-riding royalty interests covering approximately 256,000 gross unit acres in the Eagle Ford Shale and Austin Chalk in Karnes, DeWitt, and Gonzales Counties in Texas. The Company also owns approximately 80,000 gross unit acres in the Marcellus Shale across Pennsylvania, Ohio, and West Virginia. For more information, visit our website at www.falconminerals.com.

Cautionary Note Regarding Forward-Looking Statements

This document contains forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. Falcon cautions readers not to place any undue reliance on these forward-looking statements as forward-looking information is not a guarantee of future performance. Such forward looking statements include, but are not limited to, statements about future financial and operating results, future dividends paid, the tax treatment of dividends paid, Falcon’s plans, initiatives, objectives, expectations and intentions and other statements that are not historical facts. Risks, assumptions and uncertainties that could cause actual results to materially differ from the forward-looking statements include, but are not limited to, those associated with general economic and business conditions; the COVID-19 pandemic and its impact on Falcon and on the oil and gas industry as a whole; Falcon’s ability to realize the anticipated benefits of its acquisitions; changes in commodity prices; uncertainties about estimates of reserves and resource potential; inability to obtain capital needed for operations; Falcon’s ability to meet financial covenants under its credit agreement or its ability to obtain amendments or waivers to effect such compliance; changes in government environmental policies and other environmental risks; the availability of drilling equipment and the timing of production in Falcon’s regions; tax consequences of business transactions; and other risks, assumptions and uncertainties detailed from time to time in Falcon’s reports filed with the U.S. Securities and Exchange Commission, including under the heading “Risk Factors” in Falcon’s most recent annual report on Form 10-K as well as any subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K. Forward looking statements speak only as of the date hereof, and Falcon assumes no obligation to update such statements, except as may be required by applicable law.

Falcon Minerals Contact:

Jeff Brotman

Chief Legal Officer

jbrotman@falconminerals.com